EXHIBIT 23.1







                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-66440) pertaining to the Kerr-McGee Corporation Savings Investment Plan of our report dated June 21, 2002, with respect to the financial statements and schedules of the Kerr-McGee Corporation Savings Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.




                                                     (ERNST & YOUNG LLP)
                                                      ERNST & YOUNG LLP



Oklahoma City, Oklahoma
June 24, 2002